PROSPECTUS	Filed Pursuant to Rule 424(b)(4)

VOIP TALK, INC.
383,000 SHARES OF COMMON STOCK

This prospectus relates to the offering by the selling stockholders of the Company of up to 383,000 shares of our common stock, par value $0.0001 per share.  We will not receive any proceeds from the sale of such common stock.

The selling stockholders have advised us that they will sell the shares of common stock from time to time at the initial offering price of $.05 per share, which was the price the selling stockholders paid for their shares, until the shares are quoted on the OTC Bulletin Board or national securities exchange, at which point the selling securities holders may sell the registered shares at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or otherwise as described under the section of this prospectus titled “Plan of Distribution.”

Our common stock does not currently trade in the public markets and is not registered for listing with any exchange.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. We have not authorized anyone to provide you with different information.

Investing in these securities involves significant risks.  See “Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is April 28, 2008.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the section entitled “risk factors” and our financial statements and the notes thereto.

VOIP Talk, Inc.

VOIP Talk, Inc. (“we”, “us”, or the “Company”) was incorporated under the laws of the State of Nevada on June 28, 2007 and commenced business operations in July 2007.  We are a provider of software solutions related to voice-over internet protocol, or VOIP, technology which allows our customers to, among other things, make and receive telephone calls from a personal computer.  We are a development stage company that has not significantly commenced its planned principal operations and has no significant assets.  Our operations to date have been devoted primarily to startup and development activities, which include the following:

•	Developing of our business plan;
•	Developing of our VOIP software solution and promoting our products through our website; and
•	Obtaining capital through a private placement of our common stock or debt securities.

Our principal offices are located at 3411 Avenue L, Brooklyn, NY 11210 and our telephone number is (212) 203-4846.  Our website address is www.voiptalkinc.com. Information contained on our website or that can be accessed through our website is not part of this prospectus, and investors should not rely on any such information in making the decision whether to invest in our common stock.

The Offering

The selling shareholders listed on page 8 of this prospectus, or Selling Shareholders, may offer and sell up to 383,000 shares of our common stock. We will not receive any proceeds from the sale of the common stock registered hereunder. As of March 7, 2008, we had 6,383,000 shares of common stock issued and outstanding.

SUMMARY FINANCIAL INFORMATION

The following information as of December 31, 2007 and for the fiscal year ended December 31, 2007 has been derived from our audited financial statements which appear elsewhere in this prospectus.

Statement of Operations Information:

	June 28, 2007	Cumulative Totals
	through	Since inception
	December 31, 2007	June 28, 2007
Revenues	$0	$0
Total Operating Expenses	$11,581	$11,581
Net income (loss)	$(11,493)	$(11,493)
Net loss per share (basic and diluted)	$(0.00)	-
Weighted average of number of shares of common stock outstanding	5,937,877	-

Balance Sheet Information:

December 31, 2007
Working capital	$9,457
Total assets	$9,457
Total liabilities	$8,250
Accumulated deficit during development stage	$(11,493)
Stockholders’ equity	$1,207

RISK FACTORS

Our securities are highly speculative and involve a high degree of risk, including among other items the risks described below.

RISKS RELATED TO OUR BUSINESS

We were recently formed with no operating history and have never been profitable.  As a result, we may never become profitable, and could be forced to cease operations.

We commenced business operations in June 2007, and have an extremely limited operating history.  To date, our efforts have been focused on the development of our VOIP software solutions and have not generated any revenue.  Our success depends on our ability to generate revenue through the sale of our products and services, however, there can be no assurance that we will be able to accomplish this.  If we are unable to generate sufficient revenue from operations to cover our expenses or raise substantial additional capital, we will likely be forced to cease operations and liquidate our assets, which would likely result in a complete loss in your investment in our stock.

We will require significant additional financing, which may not be availability to us on commercially reasonable terms, or at all.

Since our inception, we have incurred negative cash flows from operations. Our business plan calls for significant expenses necessary to continue the development of our products and expand our market presence.  Accordingly, we will require additional financing to finance working capital and pay for operating expenses and capital expenditures. We have estimated that we will require approximately $50,000-$70,000 over the next 12 months to carry out our business plan. However, there is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that we:

•	incur unexpected costs in completing the development of VOIP Talk software or encounter any unexpected technical or other difficulties;
•	incur delays and additional expenses as a result of technology failures; or
•	are unable to create a substantial market for our products and services.

The occurrence of any of the foregoing events could adversely affect our ability to meet our proposed business plans.  In addition, initially we will depend almost exclusively on outside capital to finance the continued development and marketing our of the VOIP Talk software products.  Such outside capital will include the sale of equity or debt securities or a combination thereof.  If we raise additional capital through the sale of equity securities this will result in dilution of our existing stockholders and such dilution may be substantial.  If we raise capital through the sale of debt securities, the terms of such debt securities will likely be secured by all of our assets.  Thus, in the event that we are unable to make our scheduled payments of principal and/or interest, the lenders could foreclose on our assets and force a liquidation of the Company.  If financing is not available to us on commercially reasonable terms or at all, our business will likely fail.

Because we have only incurred operating losses and have limited financial resources, our accountants have expressed doubts about our ability to continue as a going concern.

In our audited financial statements for the fiscal period ended December 31, 2007, our independent registered public accounting firm have expressed doubt about our ability to continue as a going concern as a result of lack of history of operations, limited assets, and operating losses since inception. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to raise additional capital through the sale of equity and/or debt securities and generate sufficient revenue.  If we are unable to raise additional capital or generate sufficient revenue, our business will be materially harmed.

Our lack of operating history makes it difficult to evaluate our future business prospects.

Because we have no operating history, it is extremely difficult for investors in our common stock to evaluate our future business prospects.  Accordingly, an investment in our common stock is an extremely risky proposition and an investor could lose his or her entire investment if our business does not succeed.

If we do not generate adequate revenues or raise additional capital to finance our operations, our business may fail.

We have not generated revenues from our inception. As of March 7, 2008, we had a cash balance of $16,507.  We anticipate that our operating costs will range between $50,000 and $75,000, for the fiscal year ending December 31, 2008.  While we believe this be a reasonable estimate of our operating costs, we may incur additional expenses for unforeseen items, which could materially harm our financial condition, especially if we are unable to raise additional capital or generate sufficient revenues to cover our operating expenses.  We are expecting losses over the next twelve months because we do not yet have revenues sufficient to offset the expenses associated with the development and the marketing of our business.   There can be no assurance that we will ever be successful in generating adequate revenues to reach profitability or continue operations.  If we are unable to generate sufficient revenue to cover our operating costs or raise additional capital our business will fail and we will be forced to cease operations.

We expect that our current cash on hand will only last us until approximately September 1, 2008.  Accordingly we will require additional capital to fund our operations as currently planned. There can be no assurance that such capital will be available in sufficient amounts or on terms acceptable to us, if at all. Any sale of a substantial number of additional shares may cause substantial dilution to our existing stockholders and result in a decline in the market price of our common stock.  In addition, the opinion of our auditors regarding our ability to continue as a going concern could further impair our ability to raise additional capital.  We may also be required to issue debt securities to raise additional capital, the terms of which would likely require us to grant a lien on all or a substantial portion of our assets.  If we were unable to make timely payments of principal and interest on such debt securities, the holders of such debt securities could foreclose on our assets or force us into bankruptcy or insolvency proceedings.  In such circumstances, it is highly unlikely that the proceeds of any liquidation would be available for distribution to the holders of our common stock.

Competition in the Internet telephony industry is intense and our competitors have greater financial resources and development capabilities than we have, and we may not have the resources necessary to successfully compete with them.

Our business plan involves selling VOIP software to small and medium sized enterprises as well as consumer end-users. This business is highly competitive. There are numerous similar companies providing software solutions for VOIP that compete in this market, including Skype, Pingtel, SJ Labs, Counterpath and others, most of whom have greater financial resources and more expertise in this business than we do. Our ability to develop our business will depend on our ability to successfully market our services in this highly competitive environment. We cannot guarantee that we will be able to do so successfully.

We also compete against established alternative voice communication providers, such as Skype (a service of eBay Inc.), and face competition from other large, well-capitalized Internet companies, such as America Online, Inc., Google Inc., Microsoft Corporation and Yahoo! Inc., which have recently launched or announced plans to launch VOIP-enabled instant messaging services that compete with our software. In addition, we compete with independent VOIP service providers. Some of these service providers may choose to sacrifice revenue in order to gain market share and have offered their services at lower prices or for free. In order to compete with such service providers, we may have to significantly reduce our prices, which would delay or prevent our profitability.

Our software may contain bugs that could impair the quality of calls made by our customers.

If our software contains any bugs or if our customers incur problems in downloading our software or if our software is not compatible with the operating system being run on a customer’s computer, this would result in poor call quality, a negative customer experience and requests for refunds, all of which would harm our business and results of operation.

We are heavily dependent upon Mr. Alex Brecher our sole officer and director.

We are dependent on the continued contributions of Alex Brecher, our sole officer and director, whose relationships, knowledge, leadership and experience in the VOIP and technology industries would be difficult to replace. Our success is also heavily dependent on our ability to retain and attract experienced agents and sales professionals to market and refer customers to our business.  We do not maintain any key person insurance on Mr. Brecher.  The loss of Mr. Brecher, whose relationships, knowledge, leadership and technical expertise upon which we rely, would harm our ability to execute our business plan.  If we were to lose his services, our ability to execute our business plan would be harmed and we may be forced to cease operations until such time as we could hire a suitable replacement for Mr. Brecher.

Our products may become obsolete and unmarketable if we are unable to respond adequately to rapidly changing technology and customer demands.

VOIP is a relatively new market and has been characterized by rapid changes in technology and customer demands. As a result, our products may quickly become obsolete and unmarketable. Our future success will depend on our ability to adapt to technological advances, anticipate customer demands, develop new products and enhance our current products on a timely and cost-effective basis.  We may be unsuccessful in responding to technological developments and changing customer needs. In addition, our applications and services offerings may become obsolete due to the adoption of new technologies or standards.

We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new products or enhanced versions of existing products. Also, we may not be able to adapt new or enhanced services to emerging industry standards, and our new products may not be favorably received by our target market.

A small number of shareholders control a majority of our outstanding common stock.

Our largest shareholder, Alex Brecher owns 6,020,000 shares of our outstanding common stock and thereby controls approximately 94% of the voting power of the Company. Because Mr. Brecher controls more than a majority of the outstanding shares of our capital stock, other stockholders, individually or as a group, will be limited in their ability to effectively influence the election or removal of our directors, the supervision and management of our business or a change in control of or sale of our company, even if they believed such changes were in the best interest of our stockholders generally.

Performance problems with our website could negatively impact our business.

Since we anticipate that a large portion of our business will involve direct sales and downloads from our website, our success depends on the ongoing development and reliable operation of our website and our ability to minimize downtime and systems problems with our website. Our customer satisfaction and our business could be harmed if we or our customers experience system delays or failures with our website. The occurrence of a catastrophic event or other system failure at any of our or our vendor facilities could result in significant downtime for our website.  If we are unable to implement a reliable back-up solution, the occurrence of a catastrophic failure to our website could harm our business.

Unless we can establish market acceptance of our current products, our potential revenues may be significantly reduced.

We expect that a substantial portion of our future revenue will be derived from the sale of our software products. We expect that these product offerings and their extensions and derivatives will account for a majority our revenue for the foreseeable future. Market acceptance of our software products is, therefore, critical to our future success and our ability to continue to generate revenues. Failure to achieve market acceptance of our software products as a result of competition, technological change, or otherwise, would significantly harm our business. Our future financial performance will depend primarily on the continued market acceptance of our current software product offerings and on the development, introduction and market acceptance of any future enhancements to our products and services. There can be no assurance that we will be successful in marketing our current product offerings or any new product offerings, applications or enhancements, and any failure to do so would significantly harm our business.

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our brand and harm our business and our operating results.

Our success and ability to compete depends to a significant degree on our proprietary technology incorporated in our software. Other than registering the domain www.voiptalkinc.com we have not taken any action to protect our proprietary technology and do not presently intend to file any patent applications or seek to register any other intellectual property in any jurisdiction. If any of our competitors copies or otherwise gains access to our proprietary technology or develops similar technologies independently, we may not be able to enforce our rights adequately or compete as effectively. We also consider our service marks critical to our ability to continue to develop and maintain the goodwill and recognition associated with our brand. The measures we take to protect the proprietary technology software, and other intellectual property rights, which presently are based upon a combination of copyright, trade secret and trademark laws, may not be adequate to prevent their unauthorized use. We realize that third parties may, from time to time, copy significant content available on voiptalk.com for use in competitive offerings.  Protection of the distinctive elements of voiptalkinc.com may not be available under copyright law.  If we are unable to protect our proprietary rights from unauthorized use, the value of our brand image may be reduced.  Any impairment of our brand could harm our business.  In addition, protecting our intellectual property and other proprietary rights is expensive and time consuming.  Any unauthorized use of our intellectual property could harm our operating results.

We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources. In addition, notwithstanding any rights we have secured in our intellectual property, other persons may bring claims against us that we have infringed on their intellectual property rights, including claims based upon the content we license from third parties or claims that our intellectual property right interests are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources, result in the loss of goodwill associated with our service marks or require us to make changes to our website or other of our technologies.

We may become subject to intellectual property infringement claims, which are costly to defend, could result in significant damage awards, and could limit our ability to provide certain content or use certain technologies in the future.

As we expand our business and develop new technologies, products and services, we may become increasingly subject to intellectual property infringement claims.  In the event that there is a determination that we have infringed third-party proprietary rights such as copyrights, trademark rights, trade secret rights or other third party rights such as publicity and privacy rights, we could incur substantial monetary liability, be required to enter into costly royalty or licensing agreements or be prevented from using the rights, which could require us to change our business practices in the future and limit our ability to compete effectively.  We may also incur substantial expenses in defending against third-party infringement claims regardless of the merit of such claims.  In addition, many of our agreements with our customers or affiliates require us to indemnify them for certain third-party intellectual property infringement claims, which could increase our costs in defending such claims and our damages.  The occurrence of any of these events could harm our brand and our operating results.

RISKS RELATED TO OUR SECURITIES

We have no experience as a public company.

We have never operated as a public company. We have no experience in complying with the various rules and regulations which are required of a public company. In addition, we will be required to spend significant resources to comply with the various rules and regulations of the Securities Act and Exchange Act applicable to public reporting companies.   As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations which are required of a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

Our stock has no public trading market and there is no guarantee a trading market will ever develop for our securities.

There has been, and continues to be, no public market for our common stock. An active trading market for our shares has not, and may never develop or be sustained. If you purchase shares of common stock, you may not be able to resell those shares at or above the initial price you paid. The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, including the following:

•	actual or anticipated fluctuations in our operating results;
•	changes in financial estimates by securities analysts or our failure to perform in line with such estimates;
•	changes in market valuations of other companies, particularly those in the telecommunications industry;
•	announcements by our competitors of significant innovations, acquisitions or strategic partnerships;
•	technological innovations that render our products; or
•	the departure of key personnel.

Applicable SEC rules governing the trading of “Penny Stocks” limit the liquidity of our common stock, which may affect the trading price of our common stock.

Our common stock is currently not quoted in any market. If our common stock becomes quoted, we anticipate that it will trade below $5.00 per share. As a result, our common stock is considered a “penny stock” and is subject to SEC rules and regulations that impose limitations upon the manner in which our shares can be publicly traded.  These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock and the associated risks.  Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination for the purchaser and receive the written purchaser’s agreement to a transaction prior to purchase.  These regulations have the effect of limiting the trading activity of our common stock and reducing the liquidity of an investment in our common stock.

Issuances of our stock could dilute current shareholders and adversely affect the market price of our common stock, if a public trading market develops.

We have the authority to issue up to 700,000,000 shares of common stock and 20,000,000 shares of preferred stock, and to issue securities convertible or exercisable for shares of our common stock without stockholder approval. We may need to raise additional capital to fund our business operations. If we raise funds by issuing equity securities, our existing stockholders may experience substantial dilution.

The issuance of preferred stock by our board of directors could adversely affect the rights of the holders of our common stock. An issuance of preferred stock could result in a class of outstanding securities that would have preferences with respect to voting rights and dividends and in liquidation over the common stock and could, upon conversion or otherwise, have all of the rights of our common stock. Our board of directors' authority to issue preferred stock could discourage potential takeover attempts or could delay or prevent a change in control through merger, tender offer, proxy contest or otherwise by making these attempts more difficult or costly to achieve.

We do not plan to pay dividends on our common stock.

We do not anticipate paying cash dividends to the holders of our common stock in the foreseeable future. Accordingly, investors in our common stock must rely upon subsequent sales after price appreciation as the sole method to realize a gain on an investment in our common stock. There are no assurances that the price of our common stock will ever appreciate in value particularly if we continue to sustain operating losses. Investors seeking cash dividends should not buy our common stock.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements regarding future events and the Company’s future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). These statements are based on current expectations, estimates, forecasts, and projections about the industry in which the Company operates and the beliefs and assumptions of the Company’s management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “may,” variations of such words, and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of the Company’s future financial performance, the continuing development of the Company’s products and services, the prospects for selling our products and services through our website, the Company’s anticipated growth and potentials in its business, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those identified elsewhere herein, including under “Risk Factors.” Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Shareholders listed on page 8 of this prospectus. We will not receive any proceeds from the sale of Shares in this offering.  All proceeds received from the sale of the Shares offered by the Selling Shareholders will accrue to the benefit of the Selling Shareholders.

DETERMINATION OF OFFERING PRICE

The selling security holders will be offering the shares of common stock being covered by this prospectus at a price of $0.05 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices.  The offering price of $0.05 per share is based on the price at which the selling shareholders purchased the shares from us based on arms’ length negotiations.  Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share.  Because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential growth. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

SELLING SECURITY HOLDERS

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.  We will not receive any proceeds from the sale of the Shares by the Selling Shareholders.

Shareholder	Acquisition Date of Shares being Offered	Shares Owned* Prior to Offering	Shares Offered* (assuming all shares sold)
Ace Bein	December 31, 2007	5,000	5,000
Alan Kessler	December 31, 2007	20,000	20,000
Alex Brecher**	December 31, 2007**	6,020,000	20,000
Allese Capital	December 31, 2007	12,000	12,000
Ayre Katzman	December 31, 2007	6,000	6,000
Ari Newman	December 31, 2007	3,000	3,000
Ari Pollack	December 31, 2007	30,000	30,000
Binyomin Wallerstein	December 31, 2007	55,000	55,000
Brian Hoffman	December 31, 2007	5,000	5,000
Bylee Brecher***	December 31, 2007	2,000	2,000
Chesky Baum	December 31, 2007	20,000	20,000
David Blau	December 31, 2007	10,000	10,000
David Stefansky	December 31, 2007	20,000	20,000
Debbie Shenkman	December 31, 2007	20,000	20,000
Minna Deutsch	December 31, 2007	2,000	2,000
Steven Goldshmidt	December 31, 2007	2,000	2,000
Ester Baumann	December 31, 2007	2,000	2,000
Ezriel Z. Flohr	December 31, 2007	2,000	2,000
Fruity Time Inc.	December 31, 2007	2,000	2,000
Idi Lieber	December 31, 2007	2,000	2,000
Isreal Baumann	December 31, 2007	6,000	6,000
Jack Zucker	December 31, 2007	2,000	2,000
Jodi Soloman	December 31, 2007	2,000	2,000
Joseph Rose	December 31, 2007	3,000	3,000
Josh Skernick	December 31, 2007	6,000	6,000
Judith Kohn	December 31, 2007	2,000	2,000
Kalman Groner	December 31, 2007	20,000	20,000
Yossi Levine	December 31, 2007	2,000	2,000
Mark Sommerstien	December 31, 2007	5,000	5,000
Michael Pruzanksky	December 31, 2007	6,000	6,000
Robert Zwick	December 31, 2007	4,000	4,000
Shaya Eisen	December 31, 2007	3,000	3,000
Reuvain Glassman	December 31, 2007	10,000	10,000
Sima Lieber	December 31, 2007	2,000	2,000
Tzvi Silberstien	December 31, 2007	6,000	6,000
Yisreal Erps	December 31, 2007	5,000	5,000
Yaffa Baumann	December 31, 2007	10,000	10,000
Yisrael Feldman	December 31, 2007	2,000	2,000
Yisrael Zev Stamm	December 31, 2007	40,000	40,000
Joshue Phillips	December 31, 2007	2,000	2,000
Sonny Kafif	December 31, 2007	5,000	5,000
*       Except as indicated below, none of the selling shareholders own 1% or more of our outstanding common stock prior to or following completion of the offering.
**     Alex Brecher, our Chief Executive Officer and sole director, will own approximately 94% of the issued and outstanding shares of our common stock following completion of this offering. Of such shares, 6,000,000 were purchased by Mr. Brecher on June 28, 2007 and are not included in this offering.
***   Bylee Brecher is the wife of Mr. Brecher, our Chief Executive Officer and sole director.

PLAN OF DISTRIBUTION

Each Selling Shareholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock using one or more of the following methods:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the date of this prospectus;
•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or
•	any other method permitted pursuant to applicable law.

We currently lack a public market for our common stock.  Selling Shareholders will sell at a price of $0.05 per share until our shares are listed for trading and thereafter at prevailing market prices or through privately negotiated prices.

The Selling Shareholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each Selling Shareholder does not expect these commissions and discounts relating to its sales of shares to exceed what are customary in the types of transactions involved.

The Selling Shareholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Shares.

The Shares will be sold only through registered or licensed brokers or dealers if required under applicable state or provincial securities laws. In addition, in certain states or provinces, the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the Selling Shareholders or any other person.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive officers of the Company are elected by and serve at the pleasure of the Board of Directors.  Mr. Brecher is currently our sole director and executive officer.  There are no family relationships among any of the directors and executive officers of the Company.

Name	Age	Position
Alex Brecher	30	Chief Executive Officer, Chief Financial Officer, Director and Chairman of the Board

Duties, Responsibilities and Experience

Alex Brecher.  Mr. Brecher joined the Company as its founder and Chief Executive Officer and Chief Financial Officer in June 2007.  In his capacity as Chief Executive Officer and Chief Financial Officer, Mr. Brecher provides day-to-day leadership of the Company’s business, including, finance, strategy, product development, channel development and business development activities.  Mr. Brecher is also the founder and member of the Board of Directors of Discount Registry, Inc, an ICANN accredited domain registrar started in 1999. Prior to joining us, Mr. Brecher served as Chief Executive Officer of Successful Hosting, Inc., a managed web hosting and email solutions company since 2000. Mr. Brecher comes to VOIP Talk with experience as founder and managing member of several technology companies, including Dinix, an Atlanta-based provider of managed hosting services and eMagine, Inc., which provided language technology software and hardware products. From 1998 through 1999, Mr. Brecher served as Director of Marketing with Corporate Transportation Group.   Mr. Brecher received his B.A. in 1998 from the University of Maryland with a dual degree in Business and Management and Information System Management.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table sets forth information, as of the date of this prospectus, and as adjusted giving effect to the sale of 383,000 shares of common stock in this offering, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock, by our director and executive officer, and by all of our directors, proposed directors and executive officers as a group. The number of shares of our commn stock outstanding as of the date of this prospectus was 6,383,000.

Name of Beneficial Owner	Number Of Shares	Percent Before Offering	Percent After Offering
Alex Brecher	6,020,000	94.31%	94.31%
All Directors, Officers and Principle Stockholders as a Group	6,020,000	94.31%	94.31%

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this prospectus.

DESCRIPTION OF SECURITIES

Capital Stock

The authorized capital of the Company consists of 720,000,000 shares, of which 20,000,000 shares are preferred stock, par value of $.0001 per share, or preferred Stock, and 700,000,000 shares are common stock, par value of $.0001 per share, or common stock. As of March 7, 2008 we had 6,383,000 shares of common stock outstanding, and no shares of preferred stock outstanding.

Each share of common stock is entitled to share pro rata in dividends and distributions, if any, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available for such purpose. No holder of any shares of common stock has any preemptive rights to subscribe for any securities of the Company. Upon liquidation, dissolution or winding up of the Company, each share of the common stock is entitled to share ratably in the amount legally available for distribution to holders of common stock. All shares of common stock presently outstanding are fully paid and non-assessable.

Each shareholder is entitled to one vote for each share of common stock held. There is no right to cumulate voting with respect to the election of directors.

Dividends

We have never declared or paid any dividends or distributions on our common stock. We anticipate that for the foreseeable future all earnings will be retained for use in our business and no cash dividends will be paid to stockholders. Any payment of cash dividends in the future on our common stock will be dependent upon our financial condition, results of operations, current and anticipated cash requirements, plans for expansion, as well as other factors that our Board of Directors deems relevant.

INTEREST OF NAMED EXPERTS AND COUNSEL

The Law Offices of William M. Holbrook, Esq. has issued an opinion that the shares being issued pursuant to this offering are duly authorized and validly issued, fully paid, and non-assessable shares of common stock of the Company.

The audited financial statements of VOIP Talk, Inc. as of December 31, 2007, are included in this prospectus and have been audited by KBL, LLP, Certified Public Accountants, as our independent registered public accounting firm, as set forth in their audit report appearing elsewhere in this prospectus and have been included in reliance upon such reports given upon the firm’s authority as an expert in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

KBL, LLP Certified Public Accountants was engaged by the Company on October 4, 2007.  There have been no other changes in our auditors since we commenced business operations in July 2007.  We have had no disagreements with our auditors through the date of this prospectus.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Our Articles of Incorporation provide that we shall indemnify, to the fullest extent permitted by applicable law, any person  against all liability and expense (including attorneys’ fees) incurred by reason of the fact that he is or was a director or officer of the Company or, while serving at our request as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. We also shall indemnify any person who is serving or has served the Company as director, officer, employee, fiduciary, or agent to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We currently lease office space from Mr. Brecher, our sole officer and director, on a month-to-month basis at a rate of $400 per month.

On June 28, 2007 Mr. Brecher purchased 6,000,000 shares of our common stock, at a price of $0.0001 per share, which represented the initial capitalization of the Company.  On December 31, 2007, Mr. Brecher purchased 20,000 shares of our common stock at a purchase price of $0.05 per share in connection with a private placement of our common stock.

Except as set forth above there have not been any transactions, or proposed transactions, since our inception that we were or our to be a party, in which any of our directors or executive officers, any nominee for election as a director, any security holder owning beneficially more than 5% of our common stock, or any member of the immediate family of the aforementioned persons had or is to have a direct or indirect material interest.

DESCRIPTION OF THE BUSINESS

Overview

We are a provider of high-quality software for Internet protocol, or IP, telephony.  IP telephony or VOIP, allows users to exchange voice, fax, and other forms of information over the Internet at a reduced cost compared to traditional phone and data traffic that is carried over the dedicated circuit-switched connections of the public switched telephone network, or PSTN. We are focusing on designing, developing and marketing VOIP software used to make or receive phone calls from any computer running the Windows, Mac or Unix operating systems.  Using our software, in conjunction with an IP telephony service, people can make and receive calls to or from a telephone to any of these devices.  We also plan on offering integrated video and instant messaging as part of our software.

Principal Market and Market Opportunity

The target market for our software and services include end users, small and medium sized businesses, large incumbent telecommunication providers, cable carriers, Internet telephone service providers (ITSP's) and content providers.

VoIP communications are carried as data packets and require a broadband Internet connection that has sufficient bandwidth to deliver the data uninterrupted. As a result, broadband penetration has been a key driver of VoIP's expansion to date. We believe that as broadband adoption becomes even more prevalent worldwide, consumers will increasingly look to use their high-speed Internet connections for more of their voice, video and data communications. Many independent market research analysts believe that the growth rate in new VoIP subscribers over the next few years will exceed the growth rate for new broadband subscribers. For example, in a research report prepared by IDC in 2006, it estimated that the approximately 9.6 million U.S. or North American consumer VoIP users in 2006 will grow to 44 million by the end of 2010. As a provider of VOIP software, we believe that we will be positioned to benefit from the expected growth in the use of VOIP services.

Our Strengths

We believe that our business and products have the following strengths:

• attractive customer value proposition;
• innovative and low-cost technology platform;
• strong Internet sales and distribution channel;
• a rich product feature set that is easy to use; and
• superior customer support.

Marketing Strategy

We believe that a strong brand identity and reputation for quality communications services are instrumental to building our customer base. Our core business strategy is to enhance our brand image and the quality of our services in order to attract new customers. We anticipate that our marketing strategy will include some or all of the following:

• word-of-mouth advertising;
• utilization of print advertisements placed primarily in local papers, promotional flyers and advertisements in industry related or special interest magazines;
• utilization of internet advertisements placed primarily on websites, blogs and forums in industry related
• or special interest internet properties;
• attending and developing a presence at VOIP  industry tradeshows; and
• entering into relationships with telecom and cable providers.

Key elements of our strategy include the following:

• create awareness of our products and services, through tradeshows and word of mouth;
• driving traffic to our website through search engine optimization techniques;
• develop relationships with clients and internet distribution channels;
• referrals from then existing customers and through promotion of our value-added services as video,  voicemail and email.

During the next twelve, we expect to take the following marketing and growth strategies in connection with the further development of our business and the implementation of our plan of operations:

• develop attractive, innovative features and products;
• expand our direct distribution capabilities;
• continue to improve the customer experience with our products and services; and
• Expand into new geographic markets, such as Europe and Asia.

Our Products and Services

We are currently developing two software applications, VOIP Talk Lite and VOIP Talk Pro. VOIP Talk Lite and  VOIP Talk Pro are based on Session Initiation Protocol, or SIP, technology, which allows for quick, easy and effective integration with the largest IP telephony networks in use by telephone companies, cable companies and Internet Service Providers.  SIP is widely used as a signaling for VoIP and allows for creating, modifying, and terminating sessions with one or more participants.  SIP can be used to create two-party, multiparty, or multicast sessions that include Internet telephone calls, multimedia distribution, and multimedia conferences.

VOIP Talk Lite

VOIP Talk Lite will be provided for free to end users and allows end users to connect their computer to an IP telephony service to make and receive phone calls. VOIP Talk Lite can connect to one IP telephony service and will have three lines.

VOIP  Talk Pro

VOIP Talk Pro is our premium product. VOIP Talk Pro includes that same functionality as VOIP Talk Lite but also provides the functionality of a small business phone system on your personal computer.

Product Features

The following chart provides an overview of the features and specifications available for both VOIP Talk Lite and VOIP Talk Pro.

Application Features and Specifications
	VOIP Talk Lite	VOIP Talk PRO
Audio Capabilities	Yes	Yes
No. of Lines	3	Unlimited
Mute	Yes	Yes
Speaker Phone – Play audio over a speakerphone	Yes	Yes
Flash – Flash between lines	Yes	Yes

Redial – redial the last caller or from the recent caller list	Yes	Yes
Call Recording – Record audio/video calls to your local disk drive	Yes	Yes
Call Transfer – Transfer a call to another line	Yes	Yes
Audio Conference – Establish an audio conference	Yes	Yes
Do Not Disturb - DND – set your audio presence to Do Not Disturb	Yes	Yes
Menu Pop-Up – A pop-up alert of an incoming call, enabling the user to choose how to manage the call by either accepting, rejecting or sending the call to voicemail	Yes	Yes
Call Module Clear/Backspace – clear the call module or backspace as the user is entering the name/number to be dialed	Yes	Yes
Video Conferencing – Establish a one or two way video conference call	No	Yes
Instant Messaging – Integrated with the personal address book	No	Yes
Presence – SIP/SIMPLE-based instant messaging (peer to peer or server-based presence agent) (the ability to monitor a person’s online availability for telephone calls or instant messaging)	No	Yes
Personal Address Book	Yes	Yes
Outlook Integration – Allow users to call directly from Microsoft Outlook	No	Yes
Import/Export Contacts – Import/export from/to Microsoft Outlook, Microsoft Outlook with Exchange, Microsoft Outlook Express, vcard, comma separated values (CSV)	No	Yes
Privacy Lists – Support for blacklisting/whitelisting users by phone number, domain or session internet protocol (SIP) address	No	Yes
Customized Buddy Lists – integrated with the personal address book	Yes	Yes
Auto Update	Yes	Yes
Auto Configure	Yes	Yes
Multiple Accounts – Configure multiple session internet protocol SIP accounts	3	Unlimited
Browser Tab – Configurable web content on right wing e.g. can be used to display corporate directory or advertising	No	Yes
Upgrade – Download and install client updates automatically with end user confirmation	Yes	Yes

Application Features and Specifications Continued	VOIP Talk Lite	VOIP Talk PRO
Supported Platforms	MS Windows (98 SE/ME, 2000/XP/2003/Vista)	MS Windows (98 SE/ME, 2000/XP/2003/Vista)
Audio Codecs	G.711 uLaw/aLaw, GSM, iLBC, g723.1,g729	G.711 uLaw/aLaw, GSM, iLBC, g723.1,g729
Video Codecs	NA	H263, H264
Supported SIP Methods	REGISTER ,INVITE,CANCEL, INFO,BYE, ACK, REFER, SUBSCRIBE,OPTIONS, NOTIFY,MESSAGE	REGISTER, INVITE,CANCEL, INFO,BYE, ACK, REFER, SUBSCRIBE,OPTIONS, NOTIFY,MESSAGE
RFC Supported	RFC 3665, RFC 2833, RFC 2327, RFC 3264, RFC 3550, RFC 3263, RFC 3891, RFC 3261, RFC 3515, RFC 3420, RFC 3892, RFC 3265, RFC 3666 and RFC 3489	RFC 3665, RFC 2833, RFC 2327, RFC 3264, RFC 3550, RFC 3263, RFC 3891, RFC 3261, RFC 3515, RFC 3420, RFC 3892, RFC 3265, RFC 3666 and RFC 3489
DTMF Supported	RFC2833 / SIP INFO Method	RFC2833 / SIP INFO Method
Audio Tuning Wizard	Yes	Yes
Video Tuning Wizard	No	Yes
Microphone & Speaker Device Selector	Yes	Yes
Microphone & Speaker Volume control	Yes	Yes
SIP UDP Support	Yes	Yes
Acoustic Echo Cancellation	Yes	Yes
Outbound Proxy supported	Yes	Yes
STUN supported	Yes	Yes
Jitter Buffer	Yes	Yes

To extend VOIP Talk Pro's standard features, we also offer VOIP Talk Pro with the Encrypted Voice Option which ensures that all voice data is encrypted using strong encryption technology. The phone call can be made between two or more parties; however each party to the encrypted call must be using VOIP Talk Pro with the Encrypted Voice Option software on their computer.  The VOIP Talk Pro Software Development Kit provides third-party developers the ability to integrate the features of VOIP Talk Pro into their own applications. For example, a developer of a contact management software application could add a click-to-call feature within their application by integrating the VOIP Talk Pro Software Development Kit into their application.

Our products (VOIP Talk Lite and VOIP Talk Pro) have been designed to operate with offerings from some of the largest softswitch vendors, including PortaOne, Rainbow, Asterisk, SER, Voix, NetCentrex, CISCO Call Manager, Radvision, VOIPSwitch.

Competition

We face strong competition from incumbent telephone companies, cable companies, alternative voice communication providers and wireless companies. Because most of our target customers are already purchasing communications services from one or more of these providers, our success is dependent upon our ability to attract these customers away from their existing providers. This will become more difficult as the early adopter market becomes saturated and mainstream customers make up more of our target market. We believe that the principal competitive factors affecting our ability to attract and retain customers are price, call quality, reliability, customer service, and enhanced services and features.  In addition there are many soft phone developers which compete with us for market share, including SJ Labs Inc., Microsoft Corp, Broadsoft, Inc, Counterpath, Skype and Vonage, all of which have greater resources, experience, market penetration and brand recognition than we do.

Intellectual Property

Other than third-party codecs (compression/decompression software used by us in our products for compressing and decompressing the audio/voice data packets) which are either open-source or licensed from third parties by us, we own 100% of the source code for VOIP Talk Pro and VOIP Talk Lite and have registered the domain name www.voiptalkinc.com.  We rely on trade secrets and trademarks to protect our intellectual property. We execute confidentiality and non-disclosure agreements with our employees and limit access to and distribution of our proprietary information. We do not have and do not intend to apply for patents on any of our products.

Government Regulation

We are not aware of any government approvals required in connection with the operation of our business and the sale of our products.

Number of total employees and number of full time employees

As of February 28, 2008 we had one full-time. We will likely hire additional employees as we continue to grow our business and operations.

Legal Proceedings

The Company is not currently a party to any legal or administrative proceedings.  However, from time to time, we may become party to litigation or subject to claims in the ordinary course of our business.

REPORTS TO STOCKHOLDERS

We are not subject to the informational requirements of the Exchange Act. Once our registration statement is effective and the securities offered here under are registered, we will file supplementary and periodic information, documents and reports that are required under the Exchange Act and the Securities Act with the Securities and Exchange Commission, or the Commission. Such reports, proxy statements and other information will be available through the Commission’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the Commission’s website (http://www.sec.gov).

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our certified public accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

PLAN OF OPERATION

Stage I

We are presently in our first stage of development. This phase is estimated to be completed within the next four to eight months. During this time, we will be finalizing our development of our software, raising capital, developing our initial services, finalizing development of our website to allow for download of our software and conducting our initial marketing campaign to promote our software. During this initial stage, we will be promoting VOIP Talk through word-of-mouth, selected print advertising and through search engine optimization techniques. Throughout Stage I we will be testing and fine tuning our software product offerings.

Stage II

Contingent on the successful completion of Stage I, in Stage II we plan to aggressively expand our operation and business. This phase of development is planned to be completed in 12 to 24 months. Our expansion would include the development and promotion of additional services we intend to offer our customers as well as expanding our network of customer referral sources. In addition, we intend to conduct market research to determine the demand for and viability of potential additional VOIP related products and services.

During this stage our strategy will be to develop and promote our software product and expand our relationships by employing marketing initiatives which include the following: placement of print advertisements in small business, entrepreneurial, and property management-oriented magazines and special interest magazines; placement of advertisements and links to our website in industry focused websites; promoting our services at industry tradeshows; and entering into relationships with telephone and cable providers to increase our distribution channels.

Results of Operations

Our financial statements for the period ended December 31, 2007 reflect minimal business activities. We commenced business operations in June 2007, and since that time have focused primarily on the planning and development of our software, website and operational platform. As such we are unable to provide a comparison of our financial condition and results of operations from the recently completed quarter to the comparable quarter last year.

We have funded our operations to date primarily through funds raised in a private placement of our common stock completed in December 2007. We expect the proceeds from these offerings to be sufficient to cover our costs and expenses until approximately September 1, 2008.  However, estimates for expenses, as well as our market approach and timing may change, resulting in the need to obtain additional debt or equity financing prior to September, 2008, but there can be no assurance that additional financing will be available on reasonable terms, if at all.

During the fiscal year ended December 31, 2007 our operating expenses totaled $10,893.  Of such amount, $2,500 was related to research and development activities, $5,500 was related to professional, consulting and marketing fees and $2,981 was related to general and administrative expenses.  We have not earned any revenue from operations to date.

Liquidity and Capital Resources

As of March 7, 2008, our cash balance was $16,507. Of such amount, $7,050 was payment of outstanding amounts due in respect of our private placement of common stock that closed on December 31, 2007.  We anticipate that we will continue to incur operating losses in the next twelve months unless we are able to generate substantial revenue from operations.  We will also need to obtain additional financing to fund our operations through the sale of our common stock, preferred stock, or debt securities or some combination thereof, to the extent available.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies

The preparation of financial statements in conformity with U. S. generally accepted accounting principles requires management to make a variety of estimates and assumptions that affect (i) the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and (ii) the reported amounts of revenues and expenses during the reporting periods covered by the financial statements.

Our management routinely makes judgments and estimates about the effect of matters that are inherently uncertain. As the number of variables and assumptions affecting the future resolution of the uncertainties increase, these judgments become even more subjective and complex. Although we believe that our estimates and assumptions are reasonable, actual results may differ significantly from these estimates. Changes in estimates and assumptions based upon actual results may have a material impact on our results of operation and/or financial condition. Our significant accounting policies are disclosed in Note 2 to the Financial Statements included in this prospectus.

FACILITIES

On July 1, 2007 we entered into a month to month lease agreement with  Mr. Brecher, our sole officer, director, and full time employee that provides us with approximately 150 square feet of office space at 3411 Avenue “L”, Brooklyn, New York at a rate of $400 per month.  Under the terms of such lease, the monthly rent will accrue and not be payable until we raise additional equity or debt financing.  If we are able to raise additional capital or if our business expands in a manner that we are in need of additional office space, we will likely seek out a new location for our business.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We intend to file for inclusion of our common stock on the Over-the-Counter Bulletin Board, however, there can be no assurance our application for listing on the Bulletin Board will be approved.  Prior to the effective date of this offering, our common stock was not publicly traded on any stock market or securities exchange.

As of March 7, 2008 there were 41 holders of record of our common stock.  We have no shares of our preferred stock outstanding.

DIVIDENDS

The payment of dividends is subject to the discretion of our Board of Directors and will depend upon, among other things, our earnings, financial condition, and other factors deemed relevant to our Board of Directors.  We have not paid or declared any dividends upon our common stock since our inception and do not anticipate paying any dividends in the foreseeable future.

EXECUTIVE COMPENSATION

Summary Compensation

Since our inception, Mr. Brecher, our Chief Executive Offer and sole director and employee has not received or earned any compensation for his services to the Company (including any equity or other compensation).  We do not have an employment agreement with Mr. Brecher.

Board Committees

We do not currently have any committees of the Board of Directors, as our Board currently consists of one member.  If our business grows as planned, we will evaluate from time to time the need to elect additional members to our Board and to establish committees of the Board.

Equity Incentive Plans

We do not currently have a stock option or other equity incentive plan.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering, we will have 6,383,000 shares of common stock outstanding. Of these shares, 383,000 will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by individuals who become “affiliates” as that term is defined in Rule 144 under the Securities Act. The remaining 6,000,000 shares of common stock held by Mr. Brecher, our sole officer and director,  are “restricted securities” as that term is defined in Rule 144 under the Securities Act.  Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under the Securities Act.

Sales pursuant to Rule 144 are subject to certain requirements relating to the availability of current public information about us. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of VOIP Talk at any time during the 90 days immediately preceding the sale and who has beneficially owned restricted shares for at six months is entitled to sell such shares under Rule 144 without regard to the resale limitations.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser’s written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. If we receive a listing on the OTC Bulletin Board, it is anticipated that our common stock would at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules. These disclosure requirements will likely make it more difficult for investors in this offering to sell their common stock in the secondary market.

VOIP TALK INC.
(A DEVELOPMENT STAGE COMPANY)
FINANCIAL STATEMENTS

PERIOD ENDED DECEMBER 31, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
VoIP Talk Inc.
Brooklyn, NY

We have audited the accompanying balance sheet of VoIP Talk Inc., (a development stage company) (the “Company”) as of December 31, 2007 and the related statements of operations, changes in stockholders’ equity, and cash flows for the period from inception, June 28, 2007 through December 31, 2007 with cumulative totals since the Company’s inception, June 28, 2007. The cumulative losses of the Company through December 31, 2007 totaled $11,493. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  We were not engaged to perform an audit of the Company’s internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VoIP Talk Inc. as of December 31, 2007, and the results of its statements of operations, changes in stockholders’ equity, and cash flows for the period from inception, June 28, 2007 through December 31, 2007 with cumulative totals since the Company’s inception, June 28, 2007 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.   As discussed in Note 1 to the financial statements, the Company is a development stage company and has sustained operating losses and capital deficits that raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KBL, LLP
New York, NY
March 6, 2008

VOIP TALK INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2007

ASSETS

Current Assets:
Cash and cash equivalents	$9,457

Total Current Assets	9,457

TOTAL ASSETS	$9,457

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Current Liabilities:
Accounts payable and accrued expenses	$8,250

Total Current Liabilities	8,250

Total Liabilities	8,250

STOCKHOLDERS' EQUITY
Common stock, $.0001 Par Value; 720,000,000 shares authorized
and 6,383,000 shares issued and outstanding, respectively	638
Additional paid-in capital	19,112
Subscriptions receivable	(7,050)
Deficits accumulated during the development stage	(11,493)

Total Stockholders' Equity	1,207

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$9,457

VOIP TALK INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE PERIOD JUNE 28, 2007 THROUGH DECEMBER 31, 2007
WITH CUMULATIVE TOTALS SINCE JUNE 28, 2007 (INCEPTION)

		CUMULATIVE
	JUNE 28, 2007	TOTALS SINCE
	THROUGH	INCEPTION
	DECEMBER 31, 2007	JUNE 28, 2007

OPERATING REVENUES
Sales	$-	$-

OPERATING EXPENSES
Research and development	2,500	2,500
Professional, consulting and marketing fees	5,500	5,500
Other general and administrative expenses	3,581	3,581
Total Operating Expenses	11,581	11,581

LOSS BEFORE OTHER INCOME	(11,581)	(11,581)

OTHER INCOME
Interest income	88	88
Total Other Income	88	88

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(11,493)	(11,493)
Provision for Income Taxes	-	-

NET LOSS APPLICABLE TO COMMON SHARES	$(11,493)	$(11,493)

NET LOSS PER BASIC AND DILUTED SHARES	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	5,937,877

VOIP TALK INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE PERIOD JUNE 28, 2007 THROUGH DECEMBER 31, 2007

							Deficits
							Accumulated
					Additional		During the
	Preferred Stock		Common Stock		Paid-in	Subscriptions	Development
	Shares	Amount	Shares	Amount	Capital	Receivable	Stage	Total

Balance - June 28, 2007	-	$-	-	$-	$-	$-	$-	$-

Shares issued to founder	-	-	6,000,000	600	-	-	-	600

Shares issued for cash	-	-	383,000	38	19,112	(7,050)	-	12,100

Net loss for the period June 28, 2007
through December 31, 2007	-	-	-	-	-	-	(11,493)	(11,493)

Balance December 31, 2007	-	$-	6,383,000	$638	$19,112	$(7,050)	$(11,493)	$1,207

VOIP TALK INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE PERIOD JUNE 28, 2007 THROUGH DECEMBER 31, 2007
WITH CUMULATIVE TOTALS SINCE JUNE 28, 2007 (INCEPTION)

		CUMULATIVE
	JUNE 28, 2007	TOTALS SINCE
	THROUGH	INCEPTION
	DECEMBER 31, 2007	JUNE 28, 2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(11,493)	$(11,493)

Adjustments to reconcile net loss to net cash used in operating activities:
Shares issued to founder	600	600

Changes in assets and liabilities
Increase in accounts payable and accrued expenses	8,250	8,250
Total adjustments	8,850	8,850

Net cash (used in) operating activities	(2,643)	(2,643)

CASH FLOWS FROM FINANCING ACTIVITES
Proceeds from issuance of common stock	12,100	12,100

Net cash provided by financing activities	12,100	12,100

NET INCREASE IN CASH AND CASH EQUIVALENTS	9,457	9,457

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	-	-

CASH AND CASH EQUIVALENTS - END OF PERIOD	$9,457	$9,457

CASH PAID DURING THE PERIOD FOR:
Interest expense	$-	$-
Income taxes	$-	$-

VOIP TALK INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

NOTE 1-	ORGANIZATION AND BASIS OF PRESENTATION

VoIP Talk Inc. (the “Company”) was incorporated in the State of Nevada on June 28, 2007.

The Company is a provider of high-quality software for internet protocol (IP) telephony. IP telephony or VOIP (Voice-over-Internet-Protocol) allows users to exchange voice, fax, and other forms of information over the Internet at a reduced cost compared to traditional phone and data traffic that is carried over the dedicated circuit-switched connections of the public switched telephone network (PSTN). The Company is focusing on designing, developing and marketing IP telephony software used to make or receive phone calls from any computer running the Windows, Mac or Unix operating systems. When using the Company’s software, in conjunction with an IP telephony service, people can make and receive calls to or from a telephone to any of these devices. The Company plans to incorporate the use of video and instant messaging as part of the software.

Going Concern

As shown in the accompanying financial statements the Company has incurred operating losses of $11,493 in its initial period from June 28, 2007 through December 31, 2007, and is still in development of its products and has generated no sales to date. The Company is currently in the development stage and has been spending a majority of their time in the development of the technology. There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period.

Management believes that the Company’s capital requirements will depend on many factors. These factors include the final phase of development being successful as well as their product implementation, along with distribution of the product at first nationally, then internationally.

In the near term, the Company plans to commence a fully reporting status on a national stock exchange to gain liquidity and notoriety. The Company will continue to pursue traditional forms of financing to assist them in meeting their current working capital needs. The Company’s ability to continue as a going concern for a reasonable period is dependent upon management’s ability to raise capital and, ultimately, achieve profitable operations.  There can be no assurance that management will be able to raise sufficient capital, under terms satisfactory to the Company, if at all.

The financial statements do not include any adjustments relating to the carrying amounts of recorded assets or the carrying amounts and classification of recorded liabilities that may be required should the Company be unable to continue as a going concern.

VOIP TALK INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2007

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, “Accounting and Reporting by Development Stage Enterprises”. The Company has devoted substantially all of its efforts to the development of their technology. Additionally, the Company has allocated a substantial portion of their time and investment in bringing their services to the market, and the raising of capital.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  On an on-going basis, the Company evaluates its estimates, including, but not limited to, those related to derivative liabilities, bad debts, income taxes and contingencies. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for cash and cash equivalents, and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments.

Research and Development

The Company incurs costs on activities that relate to research and development of new technology and products. Research and development costs are expensed as incurred. The Company has expensed its payments in connection with research and development costs.

VOIP TALK INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2007

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

The Company has not recognized revenues to date. The Company anticipates recognizing revenue from the sale of software licenses and services associated with software such as technical support services, implementation, training and any software version upgrades in accordance with the related auditing standards associated with software revenue recognition.

Post contract customer support services will include e-mail and telephone support, unspecified rights to bug fixes and product upgrades. Enhancements will be recognized ratably over the term of the service period which will generally be twelve months.

The Company plans to offer their products and services directly through the website and indirectly through distribution partners. These distribution partners are anticipated to be networking and telecommunications vendors throughout the world.

The amount of product configuration and customization, which reflects the requested features, determines the price for each sale. The number of software licenses purchased will have a direct impact on the average selling price. Services may vary depending upon a customer’s requirements for technical support, implementation and training.

Accounts Receivable

The Company when it will conduct business will extend credit based on an evaluation of the customers’ financial condition, generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances. The Company has not recorded any receivables, and therefore no allowance for doubtful accounts at December 31, 2007.

Accounts receivable will generally be due within 30 days and collateral is not required.

Income Taxes

The Company follows SFAS No. 109, “Accounting for Income Taxes”. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance has been provided for the Company’s net deferred tax asset, due to the uncertainly of the realization of the net operating losses.

Segment Information

The Company will operate in one segment.

VOIP TALK INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2007

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising Costs

The Company will expense the costs associated with advertising as incurred.  The Company had no such expense for the period June 28, 2007 through December 31, 2007, but in the future will include these costs in the statements of operations.

Accounting Basis

The Company uses the accrual basis of accounting for financial statement reporting. Accordingly, expenses are realized when the obligation is incurred.

(Loss) Per Share of Common Stock

The Company complies with the requirements of SFAS No. 128, “Earnings Per Share”. Basic net (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants.  The common stock equivalents were not included in the computation of diluted earnings per share on the statement of operations due to the fact that the Company reported a net loss and to do so this would be antidilutive for the periods presented.

 The following is a reconciliation of the computation for basic and diluted EPS:

December 31,
2007

Net loss	$(11,493)

Weighted-average common shares
Outstanding (Basic)	5,937,877

Weighted-average common stock Equivalents
Stock options	-
Warrants	-

Weighted-average common shares
Outstanding (Diluted)	5,937,877

VOIP TALK INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2007

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation

On December 16, 2004, the Financial Accounting Standards Board (“FASB”) published Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment” (“SFAS 123R”).  SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans.  The provisions of SFAS 123R, as amended, are effective for small business issuers beginning as of the next interim period after December 15, 2005.

The Company has elected to use the modified–prospective approach method. Stock-based compensation expense for all awards granted is based on the grant-date fair values estimated in accordance with the provisions of FAS 123R. The Company recognizes these compensation costs, net of an estimated forfeiture rate, on a pro rata basis over the requisite service period of each vesting tranche of each award. The Company considers voluntary termination behavior as well as trends of actual option forfeitures when estimating the forfeiture rate.

The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”.  The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received.  The fair value is measured at the value of the Company’s common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements.” This standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is encouraged. The adoption of SFAS 157 is not expected to have a material impact on the financial statements.

The Company has evaluated the new pronouncements, and has determined that no other recent pronouncements apply to them. Therefore, they have not been included herein.

VOIP TALK INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2007

NOTE 3-	STOCKHOLDERS’ EQUITY

Common Stock

As of December 31, 2007, the Company has 720,000,000 shares of common stock authorized with a par value of $.0001.

During the period June 28, 2007 through December 31, 2007, the Company issued 383,000 shares for cash to individuals for $12,100. The cash was used for working capital purposes to provide start-up funding and further development of the Company’s technology. The Company has a subscription receivable in the amount of $7,050 that was outstanding as of December 31, 2007, however, was paid for subsequent to then.

The Company also issued 6,000,000 shares to its founder upon incorporation at par value for a value of $600. The Company had no further issuances of common stock, and to date has not granted any options or warrants.

NOTE 4-	PROVISION FOR INCOME TAXES

Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities.  Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return.  Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

At December 31, 2007 deferred tax assets consist of the following:

Net operating losses	$3,908

Valuation allowance	(3,908)

$-

At December 31, 2007, the Company had a net operating loss carryforward in the approximate amount of $11,493 available to offset future taxable income through 2027.  The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.  A reconciliation of the Company’s effective tax rate as a percentage of income before taxes and federal statutory rate for the periods ended December 31, 2007 is summarized as follows:

2007
Federal statutory rate	(34.0)%
State income taxes, net of federal benefits	0.0
Valuation allowance	34.0
0%

We have not authorized any dealer, salesperson or
other person to give any information or represent
anything not contained in this prospectus. You must
not rely on any unauthorized information. This
prospectus does not offer to sell or buy any shares
in any jurisdiction where it is unlawful. The
information in this prospectus is current as of its
date.
VOIP TALK, INC. 383,000 SHARES OF COMMON STOCK PROSPECTUS April 28, 2008